Exhibit 99.1

Regional Management Corp. Announces Fourth Quarter 2018 Results

-    Net income of $10.8 million and diluted earnings per share of $0.90    -

-    15th consecutive quarter of year-over-year double-digit total finance receivables growth    -

-    10th consecutive quarter of year-over-year double-digit revenue growth    -

Greenville, South Carolina – February 12, 2019 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, today announced results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter 2018 Highlights

•

Net income for the fourth quarter of 2018 was $10.8 million, a 1.1% reduction from the prior-year period of 2017. The prior-year period included $3.5 million of tax benefits and credits, primarily related to the Tax Cuts and Jobs Act. Diluted earnings per share for the fourth quarter of 2018 was $0.90, compared to $0.92 in the prior-year period (of which $0.30 was related to the aforementioned tax benefits and credits).

•	Total finance receivables as of December 31, 2018 were $932.2 million, an increase of 14.0%, or $114.8 million, from the prior-year period.

•	15th consecutive quarter of year-over-year double-digit finance receivables growth.

•	Total core small and large loan finance receivables increased $152.7 million, or 21.1%, compared to the prior-year period.

•

Large loan finance receivables of $438.0 million increased $90.8 million, or 26.1%, from the prior-year period and represented 47.0% of the total loan portfolio. Small loan finance receivables as of December 31, 2018 were $437.7 million, an increase of 16.5% over the prior-year period.

•	Total revenue for the fourth quarter of 2018 was $83.7 million, an $11.6 million, or 16.1%, increase from the prior-year period.

•	10th consecutive quarter of year-over-year double-digit revenue growth.

•	Interest and fee income increased 13.0%, driven by a 14.0% increase in finance receivables compared to the prior-year period.

•	Insurance income, net increased $2.5 million; approximately $1.5 million of the increase was due to a change in business practice of the company to lower its utilization of non-file insurance.

•

Provision for credit losses for the fourth quarter of 2018 was $23.7 million, an increase of 21.8% from the prior-year period. The provision for credit losses for the fourth quarter of 2018 included approximately $1.5 million related to a change in business practice of the company to lower its utilization of non-file insurance, which grossed up the provision for credit losses and insurance income. This change had no impact on net income.

•

Annualized net credit losses as a percentage of finance receivables were 9.1%, a 10 basis point increase from 9.0% in the prior-year period, primarily due to 30 basis points of additional non-file claims shifting to credit losses compared to the prior-year period.

•

30+ day contractual delinquencies as of December 31, 2018 were 7.7%, compared to 7.5% as of December 31, 2017. 30+ day contractual delinquencies include 0.4% and 0.3% related to hurricane-affected branches as of December 31, 2018 and December 31, 2017, respectively.

•	Expanded operations into Wisconsin, the Company’s 11th U.S. state, during the quarter.

“The fourth quarter was successful on all fronts, allowing us to cap off a terrific 2018 for Regional,” said Peter R. Knitzer, President and Chief Executive Officer of Regional Management. “We continued to generate double-digit year-over-year top line growth, supported by double-digit finance receivable gains in our core loan portfolio. In addition, we maintained our stable credit performance, which is a testament to our underwriting and the added benefit of our centralized credit collections team. We also continue to drive down our overall expenses as a percentage of receivables, which positions us well to expand margins and profitability over the longer term.”

“Looking ahead, in 2019, we remain focused on executing our hybrid growth strategy of increasing receivables within our established branches, and further expanding our branch network through our de novo program,” added Mr. Knitzer. “We also plan to complete the implementation of custom scorecards in our branches, which should further improve our credit profile by the end of this year. Overall, we are confident in the fundamental strength of our current model, as well as our growth trajectory and market share opportunity. We remain positioned as strongly as ever to generate increasing value for our shareholders.”

Fourth Quarter 2018 Results

Finance receivables outstanding at December 31, 2018 were $932.2 million, a 14.0% increase from $817.5 million in the prior year. Finance receivables increased based on double-digit growth in both the core small and large loan portfolios.

For the fourth quarter ended December 31, 2018, the Company reported total revenue of $83.7 million, a 16.1% increase from $72.1 million in the prior-year period. Interest and fee income for the fourth quarter of 2018 was $75.0 million, a 13.0% increase from $66.4 million in the prior-year period, related to consistent gains in the small and large loan portfolios.

The provision for credit losses in the fourth quarter of 2018 was $23.7 million, a 21.8% increase compared to $19.5 million in the prior-year period, primarily due to portfolio growth. Net credit losses were $20.7 million in the fourth quarter of 2018, an increase of $2.7 million over the prior-year period, with $1.5 million of losses attributable to the change in business practice to lower utilization of non-file insurance. Annualized net credit losses as a percentage of average finance receivables in the fourth quarter of 2018 were 9.1% (including 70 basis points related to non-file impact), a 10 basis point increase from 9.0% in the prior-year period (which included 40 basis points related to non-file impact).

General and administrative expenses for the fourth quarter of 2018 were $36.6 million, an increase of $2.6 million, or 7.6%, from the prior-year period. Annualized general and administrative expenses as a percentage of average finance receivables improved 100 basis points from the prior-year period from 17.1% to 16.1% for the fourth quarter of 2018. General and administrative expenses for the fourth quarter of 2018 included higher personnel costs related to staffing increases in information technology, centralized collections, de novo branch openings, and existing branches to support ongoing loan portfolio growth.

Interest expense was $9.6 million in the fourth quarter of 2018, compared to $6.8 million in the prior-year period. The increase in interest expense was due to higher cost of funding and larger long-term debt amounts outstanding from growth in finance receivables. Cost of funding has increased due to federal funds rate increases, larger unused lines of credit, and incremental debt issuance costs associated with upsizing the senior revolving credit facility, entering into the warehouse credit facility, and the Company’s recent completion of its second asset-backed securitization. Diversified sources of funding continue to position the Company for long-term growth.

Net income for the fourth quarter of 2018 was $10.8 million, a decrease from $10.9 million in the prior-year period. Diluted earnings per share for the fourth quarter of 2018 was $0.90, a decrease from $0.92 in the prior-year period. Net income and diluted earnings per share for the fourth quarter of 2017 included $3.5 million, or $0.30 per diluted share, of tax benefits and credits, primarily related to the Tax Cuts and Jobs Act.

2019 De Novo Outlook

As of December 31, 2018, the Company’s branch network consisted of 359 locations, including 13 net branches opened during the fourth quarter of 2018. For the full year 2019, the Company expects to open between 15 and 30 de novo branches.

Liquidity and Capital Resources

As of December 31, 2018, the Company had finance receivables of $932.2 million and outstanding long-term debt of $660.5 million, consisting of:

•	$328.1 million of long-term debt on its $638.0 million senior revolving credit facility,

•	$21.6 million of long-term debt on its amortizing loan,

•	$30.1 million of long-term debt on its $125.0 million revolving warehouse credit facility, and

•	$280.7 million of long-term debt through its asset-backed securitizations.

The Company had a GAAP debt-to-equity ratio of 2.4 to 1.0 and a shareholder equity ratio of 29.2% as of December 31, 2018.

Conference Call Information

Regional Management Corp. will host a conference call and webcast today at 5:00 PM ET to discuss these results.

The dial-in number for the conference call is (800) 319-4610 (toll-free) or (631) 891-4304 (direct). Please dial the number 10 minutes prior to the scheduled start time.

*** A supplemental slide presentation will be made available on Regional Management’s website prior to the earnings call at www.RegionalManagement.com. ***

In addition, a live webcast of the conference call will also be available on Regional Management’s website at www.RegionalManagement.com.

A replay will be available following the end of the call through Tuesday, February 19, 2019, by telephone at (844) 512-2921 (toll-free) or (412) 317-6671 (international), passcode 10006059. A webcast replay of the call will be available at http://www.RegionalManagement.com for one year following the call.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Regional Management Corp.’s expectations or beliefs concerning future events. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following: changes in general economic conditions, including levels of unemployment and bankruptcies; risks associated with Regional Management’s transition to a new loan origination and servicing software system; risks related to opening new branches, including the ability or inability to open new branches as planned; risks inherent in making loans, including repayment risks and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; risks relating to Regional Management’s asset-backed securitization transactions; changes in interest rates; the risk that Regional Management’s existing sources of liquidity become insufficient to satisfy its needs or that its access to these sources becomes unexpectedly restricted; changes in federal, state, or local laws, regulations, or regulatory policies and practices, and risks associated with the manner in which laws and regulations are interpreted, implemented, and enforced; the impact of changes in tax laws, guidance, and interpretations, including related to certain provisions of the Tax Cuts and Jobs Act; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and credit losses); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management); changes in the competitive environment in which Regional Management operates or in the demand for its products; the impact of a prolonged shutdown of the federal government; risks related to acquisitions; changes in operating and administrative expenses; and the departure, transition, or replacement of key personnel. Such factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update the information contained in this press release beyond the publication date, except to the extent required by law, and is not responsible for changes made to this document by wire services or Internet services.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company providing a broad array of loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other traditional lenders. Regional Management began operations in 1987 with four branches in South Carolina and has since expanded its branch network across South Carolina, Texas, North Carolina, Tennessee, Alabama, Oklahoma, New Mexico, Georgia, Virginia, Missouri and Wisconsin. Each of its loan products is structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments and is repayable at any time without penalty. Regional Management’s loans are sourced through its multiple channel platform, including in its branches, through direct mail campaigns, online credit application networks, retailers, and its consumer website. For more information, please visit www.RegionalManagement.com.

Contact:

Investor Relations

Garrett Edson, (203) 682-8331

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

(in thousands, except per share amounts)

			Better (Worse)				Better (Worse)
	4Q 18	4Q 17	$	%	YTD 18	YTD 17	$	%
Revenue
Interest and fee income	$75,013	$66,377	$8,636	13.0%	$280,121	$249,034	$31,087	12.5%
Insurance income, net	5,624	3,076	2,548	82.8%	14,793	13,061	1,732	13.3%
Other income	3,112	2,654	458	17.3%	11,792	10,364	1,428	13.8%

Total revenue	83,749	72,107	11,642	16.1%	306,706	272,459	34,247	12.6%

Expenses
Provision for credit losses	23,698	19,464	(4,234)	(21.8)%	87,056	77,339	(9,717)	(12.6)%
Personnel	22,074	19,903	(2,171)	(10.9)%	84,068	75,992	(8,076)	(10.6)%
Occupancy	5,933	5,346	(587)	(11.0)%	22,519	21,530	(989)	(4.6)%
Marketing	1,902	1,841	(61)	(3.3)%	7,745	7,128	(617)	(8.7)%
Other	6,707	6,929	222	3.2%	25,952	26,305	353	1.3%

Total general and administrative	36,616	34,019	(2,597)	(7.6)%	140,284	130,955	(9,329)	(7.1)%
Interest expense	9,643	6,816	(2,827)	(41.5)%	33,464	23,908	(9,556)	(40.0)%

Income before income taxes	13,792	11,808	1,984	16.8%	45,902	40,257	5,645	14.0%
Income taxes	3,022	923	(2,099)	(227.4)%	10,557	10,294	(263)	(2.6)%

Net income	$10,770	$10,885	$(115)	(1.1)%	$35,345	$29,963	$5,382	18.0%

Net income per common share:
Basic	$0.92	$0.94	$(0.02)	(2.1)%	$3.03	$2.59	$0.44	17.0%

Diluted	$0.90	$0.92	$(0.02)	(2.2)%	$2.93	$2.54	$0.39	15.4%

Weighted-average shares outstanding:
Basic	11,672	11,592	(80)	(0.7)%	11,655	11,551	(104)	(0.9)%

Diluted	12,010	11,875	(135)	(1.1)%	12,078	11,783	(295)	(2.5)%

Return on average assets (annualized)	4.6%	5.4%			4.0%	4.0%

Return on average equity (annualized)	15.7%	18.7%			13.6%	13.5%

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except par value amounts)

			Increase (Decrease)
	4Q 18	4Q 17	$	%
Assets
Cash	$3,657	$5,230	$(1,573)	(30.1)%
Gross finance receivables	1,237,526	1,066,650	170,876	16.0%
Unearned finance charges and insurance premiums	(305,283)	(249,187)	(56,096)	(22.5)%

Finance receivables	932,243	817,463	114,780	14.0%
Allowance for credit losses	(58,300)	(48,910)	(9,390)	(19.2)%

Net finance receivables	873,943	768,553	105,390	13.7%
Restricted cash	46,484	16,787	29,697	176.9%
Property and equipment	13,926	12,294	1,632	13.3%
Intangible assets	10,010	10,607	(597)	(5.6)%
Other assets	8,375	16,012	(7,637)	(47.7)%

Total assets	$956,395	$829,483	$126,912	15.3%

Liabilities and Stockholders’ Equity
Liabilities:
Long-term debt	$660,507	$571,496	$89,011	15.6%
Unamortized debt issuance costs	(9,158)	(4,950)	(4,208)	(85.0)%

Net long-term debt	651,349	566,546	84,803	15.0%
Accounts payable and accrued expenses	25,138	18,565	6,573	35.4%
Deferred tax liability	747	4,961	(4,214)	(84.9)%

Total liabilities	677,234	590,072	87,162	14.8%
Stockholders’ equity:
Preferred stock ($0.10 par value, 100,000 shares authorized, no shares issued or outstanding)	—	—	—	—
Common stock ($0.10 par value, 1,000,000 shares authorized, 13,323 shares issued and 11,777 shares outstanding at December 31, 2018 and 13,205 shares issued and 11,659 shares outstanding at December 31, 2017)	1,332	1,321	11	0.8%
Additional paid-in-capital	98,778	94,384	4,394	4.7%
Retained earnings	204,097	168,752	35,345	20.9%
Treasury stock (1,546 shares at December 31, 2018 and 2017)	(25,046)	(25,046)	—	0.0%

Total stockholders’ equity	279,161	239,411	39,750	16.6%

Total liabilities and stockholders’ equity	$956,395	$829,483	$126,912	15.3%

Regional Management Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

(in thousands, except per share amounts)

	Finance Receivables by Product
	4Q 18	3Q 18	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	4Q 17	YoY $ Inc (Dec)	YoY % Inc (Dec)
Small loans	$437,662	$414,441	$23,221	5.6%	$375,772	$61,890	16.5%
Large loans	437,998	410,811	27,187	6.6%	347,218	90,780	26.1%

Total core loans	875,660	825,252	50,408	6.1%	722,990	152,670	21.1%
Automobile loans	26,154	32,322	(6,168)	(19.1)%	61,423	(35,269)	(57.4)%
Retail loans	30,429	30,502	(73)	(0.2)%	33,050	(2,621)	(7.9)%

Total finance receivables	$932,243	$888,076	$44,167	5.0%	$817,463	$114,780	14.0%

Number of branches at period end	359	346	13	3.8%	342	17	5.0%
Average finance receivables per branch	$2,597	$2,567	$30	1.2%	$2,390	$207	8.7%

	Averages and Yields
	4Q 18		3Q 18		4Q 17
	Average Finance Receivables	Average Yield (Annualized)	Average Finance Receivables	Average Yield (Annualized)	Average Finance Receivables	Average Yield (Annualized)
Small loans	$426,901	39.5%	$401,132	40.4%	$369,241	41.5%
Large loans	425,948	28.4%	401,212	28.6%	328,759	29.1%
Automobile loans	29,114	15.0%	35,845	15.6%	66,664	15.6%
Retail loans	30,555	19.1%	30,861	19.3%	32,243	19.9%

Total interest and fee yield	$912,518	32.9%	$869,050	33.2%	$796,907	33.3%

Total revenue yield	$912,518	36.7%	$869,050	35.9%	$796,907	36.2%

	Components of Increase in Interest and Fee Income 4Q 18 Compared to 4Q 17 Increase (Decrease)
	Volume	Rate	Volume & Rate	Net
Small loans	$5,978	$(1,784)	$(278)	$3,916
Large loans	7,061	(530)	(157)	6,374
Automobile loans	(1,466)	(100)	56	(1,510)
Retail loans	(84)	(63)	3	(144)
Product mix	(1,859)	1,609	250	—

Total increase in interest and fee income	$9,630	$(868)	$(126)	$8,636

	Net Loans Originated (1)
	4Q 18	3Q 18	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	4Q 17	YoY $ Inc (Dec)	YoY % Inc (Dec)
Small loans	$172,820	$162,644	$10,176	6.3%	$149,299	$23,521	15.8%
Large loans	115,805	95,410	20,395	21.4%	106,680	9,125	8.6%
Automobile loans (2)	—	—	—	0.0%	1,927	(1,927)	(100.0)%
Retail loans	6,593	5,971	622	10.4%	8,363	(1,770)	(21.2)%

Total net loans originated	$295,218	$264,025	$31,193	11.8%	$266,269	$28,949	10.9%

(1)	Represents the balance of loan origination and refinancing net of unearned finance charges.
(2)	The Company ceased originating automobile loans in November 2017.

	Other Key Metrics
	4Q 18	3Q 18	4Q 17
Net credit losses	$20,698	$16,790	$17,954
Percentage of average finance receivables (annualized)	9.1%	7.7%	9.0%
Provision for credit losses (1)	$23,698	$23,640	$19,464
Percentage of average finance receivables (annualized)	10.4%	10.9%	9.8%
Percentage of total revenue	28.3%	30.3%	27.0%
General and administrative expenses	$36,616	$35,861	$34,019
Percentage of average finance receivables (annualized)	16.1%	16.5%	17.1%
Percentage of total revenue	43.7%	46.0%	47.2%
Same store results:
Finance receivables at period-end	$925,621	$886,104	$806,921
Finance receivable growth rate	13.7%	14.4%	12.7%
Number of branches in calculation	337	338	331

(1)	Includes hurricane-related provision for credit losses of $(174), $3,900, and $(123) for 4Q 18, 3Q 18, and 4Q 17, respectively.

	Contractual Delinquency by Aging
	4Q 18		3Q 18		4Q 17
Allowance for credit losses (1)	$58,300	6.3%	$55,300	6.2%	$48,910	6.0%
Current	754,162	80.9%	726,003	81.8%	669,451	81.9%
1 to 29 days past due	105,920	11.4%	99,008	11.1%	86,533	10.6%

Delinquent accounts:
30 to 59 days	22,529	2.3%	22,215	2.5%	18,728	2.2%
60 to 89 days	17,382	1.9%	15,360	1.7%	15,297	1.9%
90 to 119 days	12,279	1.3%	10,183	1.1%	11,339	1.4%
120 to 149 days	10,890	1.2%	8,476	1.0%	8,865	1.1%
150 to 179 days	9,081	1.0%	6,831	0.8%	7,250	0.9%

Total contractual delinquency (2)	$72,161	7.7%	$63,065	7.1%	$61,479	7.5%

Total finance receivables	$932,243	100.0%	$888,076	100.0%	$817,463	100.0%

1 day and over past due	$178,081	19.1%	$162,073	18.2%	$148,012	18.1%

	Contractual Delinquency by Product
	4Q 18		3Q 18		4Q 17
Small loans	$40,663	9.3%	$34,581	8.3%	$35,246	9.4%
Large loans	26,814	6.1%	23,406	5.7%	18,540	5.3%
Automobile loans	2,083	8.0%	2,686	8.3%	4,896	8.0%
Retail loans	2,601	8.5%	2,392	7.8%	2,797	8.5%

Total contractual delinquency (2)	$72,161	7.7%	$63,065	7.1%	$61,479	7.5%

(1)	Includes incremental hurricane allowance for credit losses of $3,600, $3,900, and $2,760 in 4Q 18, 3Q 18, and 4Q 17, respectively.
(2)	Includes 0.4% and 0.3% delinquency related to hurricane-affected branches for 4Q 18 and 4Q 17, respectively. Q3 18 delinquency benefited 0.2% related to hurricane payment deferrals.

	Quarterly Trend
	4Q 17	1Q 18	2Q 18	3Q 18	4Q 18	QoQ $ B(W)	YoY $ B(W)
Revenue
Interest and fee income	$66,377	$66,151	$66,829	$72,128	$75,013	$2,885	$8,636
Insurance income, net	3,076	3,389	2,882	2,898	5,624	2,726	2,548
Other income	2,654	3,085	2,705	2,890	3,112	222	458

Total revenue	72,107	72,625	72,416	77,916	83,749	5,833	11,642

Expenses
Provision for credit losses	19,464	19,515	20,203	23,640	23,698	(58)	(4,234)
Personnel	19,903	21,228	19,390	21,376	22,074	(698)	(2,171)
Occupancy	5,346	5,618	5,478	5,490	5,933	(443)	(587)
Marketing	1,841	1,453	2,258	2,132	1,902	230	(61)
Other	6,929	6,293	6,089	6,863	6,707	156	222

Total general and administrative	34,019	34,592	33,215	35,861	36,616	(755)	(2,597)
Interest expense	6,816	7,177	7,915	8,729	9,643	(914)	(2,827)

Income before income taxes	11,808	11,341	11,083	9,686	13,792	4,106	1,984
Income taxes	923	2,697	2,601	2,237	3,022	(785)	(2,099)

Net income	$10,885	$8,644	$8,482	$7,449	$10,770	$3,321	$(115)

Net income per common share:
Basic	$0.94	$0.74	$0.73	$0.64	$0.92	$0.28	$(0.02)

Diluted	$0.92	$0.72	$0.70	$0.61	$0.90	$0.29	$(0.02)

Weighted-average shares outstanding:
Basic	11,592	11,618	11,658	11,672	11,672	—	(80)

Diluted	11,875	12,030	12,138	12,133	12,010	123	(135)

Net interest margin	$65,291	$65,448	$64,501	$69,187	$74,106	$4,919	$8,815

Net credit margin	$45,827	$45,933	$44,298	$45,547	$50,408	$4,861	$4,581

	4Q 17	1Q 18	2Q 18	3Q 18	4Q 18	QoQ $ Inc (Dec)	YoY $ Inc (Dec)
Total assets	$829,483	$814,809	$868,220	$893,279	$956,395	$63,115	$126,912

Finance receivables	$817,463	$804,956	$847,238	$888,076	$932,243	$44,167	$114,780

Allowance for credit losses	$48,910	$47,750	$48,450	$55,300	$58,300	$3,000	$9,390

Long-term debt	$571,496	$550,377	$595,765	$611,593	$660,507	$48,914	$89,011

	Finance Receivables by Product
	4Q 18	3Q 18	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	4Q 17	YoY $ Inc (Dec)	YoY % Inc (Dec)
Small loans	$437,662	$414,441	$23,221	5.6%	$375,772	$61,890	16.5%
Large loans	437,998	410,811	27,187	6.6%	347,218	90,780	26.1%

Total core loans	875,660	825,252	50,408	6.1%	722,990	152,670	21.1%
Automobile loans	26,154	32,322	(6,168)	(19.1)%	61,423	(35,269)	(57.4)%
Retail loans	30,429	30,502	(73)	(0.2)%	33,050	(2,621)	(7.9)%

Total finance receivables	$932,243	$888,076	$44,167	5.0%	$817,463	$114,780	14.0%

Number of branches at period end	359	346	13	3.8%	342	17	5.0%
Average finance receivables per branch	$2,597	$2,567	$30	1.2%	$2,390	$207	8.7%

	Averages and Yields
	YTD 18		YTD 17
	Average Finance Receivables	Average Yield	Average Finance Receivables	Average Yield
Small loans	$391,481	40.0%	$355,826	42.2%
Large loans	389,919	28.5%	278,397	28.8%
Automobile loans	41,026	15.6%	78,317	16.3%
Retail loans	31,393	19.0%	31,660	18.8%

Total interest and fee yield	$853,819	32.8%	$744,200	33.5%

Total revenue yield	$853,819	35.9%	$744,200	36.6%

	Components of Increase in Interest and Fee Income YTD 18 Compared to YTD 17 Increase (Decrease)
	Volume	Rate	Volume & Rate	Net
Small loans	$15,036	$(7,680)	$(770)	$6,586
Large loans	32,159	(930)	(372)	30,857
Automobile loans	(6,073)	(542)	258	(6,357)
Retail loans	(50)	52	(1)	1
Product mix	(4,390)	4,223	167	—

Total increase in interest and fee income	$36,682	$(4,877)	$(718)	$31,087

	Net Loans Originated (1)
	YTD 18	YTD 17	YTD $ Inc (Dec)	YTD % Inc (Dec)
Small loans	$624,243	$573,858	$50,385	8.8%
Large loans	409,174	355,931	53,243	15.0%
Automobile loans (2)	—	20,331	(20,331)	(100.0)%
Retail loans	26,579	28,885	(2,306)	(8.0)%

Total net loans originated	$1,059,996	$979,005	$80,991	8.3%

(1)	Represents the balance of loan origination and refinancing net of unearned finance charges.
(2)	The Company ceased originating automobile loans in November 2017.

	Other Key Metrics
	YTD 18	YTD 17
Net credit losses	$77,666	$69,679
Percentage of average finance receivables	9.1%	9.4%
Provision for credit losses (1)	$87,056	$77,339
Percentage of average finance receivables	10.2%	10.4%
Percentage of total revenue	28.4%	28.4%
General and administrative expenses	$140,284	$130,955
Percentage of average finance receivables	16.4%	17.6%
Percentage of total revenue	45.7%	48.1%

(1)	Includes hurricane-related provision for credit losses of $3,726 and $2,877 for YTD 18 and YTD 17, respectively.